Consent of Independent Auditors

We consent to reference to our firm under the caption "Experts" in the Prospectuses and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company in the Post-Effective Amendment No. 5 to the Registration Statement (Form S-1, 333-65080) for the American Enterprise MVA Account and related Prospectuses for the registration of Wells Fargo Advantage(SM) Variable Annuity, Wells Fargo Advantage(SM) Builder Variable Annuity, American Express Signature Variable Annuity(R), American Express(R)Signature One Variable Annuity, American Express FlexChoice(SM) Variable Annuity, American Express New Solutions(R) Variable Annuity, American Express Innovations Variable Annuity, American
Express(R) Galaxy Premier Variable Annuity, and American Express Pinnacle Variable Annuity(SM) Contracts to be offered by American Enterprise Life Insurance Company.



/s/Ernst & Young
   Minneapolis, Minnesota
   April 22, 2002